UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2014

GLOBAL BRASS AND COPPER HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35938	06-1826563
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

475 N. Martingale Road Suite 1050 Schaumburg, IL		60173
(Address of principal executive offices)		(Zip Code)

(847) 240-4700

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 8, 2014, Global Brass and Copper Holdings, Inc. (the “Company”) entered into an Employment Agreement (the “Agreement”), with John J. Wasz, the Company’s President and Chief Executive Officer. The Agreement is for an initial term of three (3) years, and on May 8 of each year, the term shall extend for an additional one (1) year period, unless prior written notice is given. If a change in control (as defined in the Company’s 2013 Omnibus Equity Incentive Plan) occurs during the term of the Agreement, the term automatically will be extended until the later of (i) the second anniversary of the change in control, or (ii) the scheduled expiration of the then-current term. The Agreement provides that Mr. Wasz will receive an initial base salary of $725,000 per annum and shall be eligible for an annual incentive bonus plan with a target of 100% of base salary. Mr. Wasz also will be eligible to receive equity awards under the Company’s 2013 Omnibus Equity Incentive Plan and to participate in all other plans and benefits made available by the Company, including reimbursement of expenses for relocation to the Chicago, Illinois metropolitan area under the Company’s relocation policy. The Company shall maintain one or more directors’ and officers’ liability insurance policies covering Mr. Wasz on the same basis as in effect for other senior executive officers.

If the Company terminates Mr. Wasz without cause (as defined in the Agreement), he terminates his employment with Good Reason (as defined in the Agreement), or he terminates his employment within 30 days of receiving notice from the Company that it is not renewing the term of his Agreement, the Company will pay Mr. Wasz or provide the following severance: (i) 24 months continuation of base salary, (ii) the target annual bonus amount established for him for the year preceding his termination, and (iii) continued coverage under the Company’s health plan, dental plan, and life insurance plan for up to one year.

Restrictive covenants, including confidentiality, non-solicit, and non-compete, will apply to Mr. Wasz for 24 months after his employment terminates for any reason. Payments under Mr. Wasz’s Agreement will be subject to any Compensation Recovery Policy established by the Company.

The above description of the Agreement is not complete and is qualified in its entirety by reference to full text of the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d) Exhibits:

Exhibit Number	Exhibit Description

10.1	Employment Agreement, dated May 8, 2014, between the Company and John J. Wasz

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GLOBAL BRASS AND COPPER HOLDINGS, INC.

Date: May 14, 2014	By:	/s/ Robert T. Micchelli
Name: Robert T. Micchelli
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Description

10.1	Employment Agreement, dated May 8, 2014, between the Company and John J. Wasz

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